UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 27, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)
North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue, SW, Suite 60 Minot, ND 58701
(Address of principal executive offices, including zip code)
(701) 837-4738
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.04.	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
On September 17, 2012, Investors Real Estate Trust (the "Company") reported in a Current Report on Form 8-K a blackout period with respect to the IRET Properties 401(k) Plan (the "Plan"), required due to the transition to a new service provider and trustee for the Plan. During the blackout period, participants in the Plan were temporarily unable to make contribution rate and future investment changes, investment election changes and withdrawals/distributions under the Plan, including with respect to Company stock. The blackout period began October 22, 2012 and was expected to continue through November 30, 2012. The blackout period actually ended on November 27, 2012. The blackout period ended several days early as a result of the completion of the service provider and trustee transition more quickly than anticipated. Except for the change in the termination date of the blackout period, there are no other material changes to the information contained in the Company's prior report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date:  November 27, 2012